Exhibit 4.1

CB RICHARD ELLIS GROUP, INC.,

CB RICHARD ELLIS SERVICES, INC.,

THE SUBSIDIARY GUARANTORS SIGNATORY HERETO

AND

U.S. BANK NATIONAL ASSOCIATION

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 17, 2006

to

Indenture

Dated as of May 22, 2003

9 3/4% Senior Notes due 2010

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of November 17, 2006 (this “Supplemental Indenture”), is by and among CB Richard Ellis Services, Inc., a Delaware corporation (the “Issuer”), CB Richard Ellis Group, Inc., a Delaware corporation (“CBRE Group”), each of the subsidiary guarantors party hereto (collectively, the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Issuer and the Trustee have entered into that certain Indenture dated as of May 22, 2003, as amended by the First Supplemental Indenture dated as of July 23, 2003, by and among the Issuer, CBRE Group, each of the subsidiary guarantors party thereto and the Trustee, and the Second Supplemental Indenture dated as of December 4, 2003, by and among the Issuer, the subsidiary guarantor party thereto and the Trustee (collectively, the “Indenture”), providing for the issuance of 9 3/4% Senior Notes due 2010 (the “Notes”);

WHEREAS, the Issuer issued originally $200 million aggregate principal amount of the Notes;

WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes) (subject to certain exceptions);

WHEREAS, the Issuer desires and has requested the Trustee to join with it in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by the Board of Directors of the Issuer, CBRE Group and each Subsidiary Guarantor; and

WHEREAS, (1) the Issuer has received the consent of the Holders of a majority in principal amount of the outstanding Notes and has satisfied all other conditions precedent, if any, provided under the Indenture to enable the Issuer, CBRE Group, the Subsidiary Guarantors and the Trustee to enter into this Supplemental Indenture, all as certified by an Officers’ Certificate, delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture as contemplated by Section 9.06 of the Indenture, and (2) the Issuer has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Deletion of Definitions and Related References. Section 1.01 of the Indenture is hereby amended to delete in its entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Article II of this Supplemental Indenture.

ARTICLE II

AMENDMENTS TO INDENTURE

Section 2.1 Amendments to the Indenture. The Indenture is hereby amended by:

(i) deleting the following sections of the Indenture and all references thereto in the Indenture in their entirety:

Section 4.03 (Limitation on Indebtedness);

Section 4.04 (Limitation on Restricted Payments);

Section 4.05 (Limitation on Restrictions on Distributions from Restricted Subsidiaries);

Section 4.06 (Limitation on Sales of Assets and Subsidiary Stock);

Section 4.07 (Limitation on Affiliate Transactions);

Section 4.08 (Limitation on Other Activities);

Section 4.09 (Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries);

Section 4.10 (Limitation on Liens);

Section 4.11 (Limitation on Sale/Leaseback Transactions);

Section 4.12 (Change of Control);

Section 4.13 (Future Guarantors);

Section 4.15 (Payment of Additional Interest); and

Sections 6.01(4), 6.01(6), 6.01(9) and 6.01(10);

(i) amending Section 4.02 of the Indenture to delete it in its entirety and substitute in lieu thereof the following sentence: “The Company shall comply with the applicable provisions of TIA § 314(a).”;

(ii) amending Section 4.14 of the Indenture to delete it in its entirety and substitute in lieu thereof the following sentence: “The Company shall comply with TIA § 314(a)(4).”;

(iii) amending the definition of “Unrestricted Subsidiary” in Section 1.01 of the Indenture to delete the proviso of such definition;

(iv) amending Section 5.01 of the Indenture, together with all necessary conforming changes to the Indenture, to delete clause (a)(2), clause (a)(3), the proviso to clause (a) and clauses (b) and (c) from Section 5.01; and

(v) amending Section 6.01, together with all necessary conforming changes to the Indenture, to delete all references to Significant Subsidiaries from Section 6.01(7) and 6.01(8).

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1 Indenture. Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby. Subject to Section 11.01 of the Indenture, in the case of conflict between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

Section 3.2 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.3 Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

Section 3.4 Effect of Headings. The Article and Section headings used herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

Section 3.5 Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 3.6 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 3.7 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.8 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement.

Section 3.9 Successors. All agreements of the Issuer, the Guarantors and the Trustee in this Supplemental Indenture and the Notes shall bind their respective successors.

Section 3.10 Effectiveness. The provisions of Articles I and II of this Supplemental Indenture shall be effective at the time the Issuer accepts for purchase a majority in principal amount of the outstanding Notes issued under the Indenture.

Section 3.11 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes effective may be affixed to, stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

“Effective as of December 5, 2006, the restrictive covenants of the Indenture and certain of the Events of Default have been eliminated, as provided in the Third Supplemental Indenture, dated as of November 17, 2006. Reference is hereby made to said Third Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year written above.

CB RICHARD ELLIS SERVICES, INC.

By:	/s/ Kenneth J. Kay

Name:	Kenneth J. Kay
Title:	Senior Executive Vice President

CB RICHARD ELLIS GROUP, INC.

By:	/s/ Kenneth J. Kay

Name:	Kenneth J. Kay
Title:	Senior Executive Vice President

SUBSIDIARY GUARANTORS:

BONUTTO-HOFER INVESTMENTS

CB RICHARD ELLIS, INC.

CB RICHARD ELLIS CORPORATE FACILITIES MANAGEMENT, INC.

CB RICHARD ELLIS INVESTORS, INC.

CB RICHARD ELLIS INVESTORS, L.L.C.

CB RICHARD ELLIS OF CALIFORNIA, INC.

CB RICHARD ELLIS REAL ESTATE SERVICES, LLC

CBRE CONSULTING, INC.

CBRE MELODY & COMPANY

CBRE-PROFI ACQUISITION CORP.

CBRE/LJM MORTGAGE COMPANY, L.L.C.

CBRE/LJM – NEVADA, INC.

INSIGNIA/ESG CAPITAL CORPORATION

INSIGNIA FINANCIAL GROUP, LLC

KOLL CAPITAL MARKETS GROUP, INC.

KOLL INVESTMENT MANAGEMENT, INC.

KOLL PARTNERSHIPS I, INC.

KOLL PARTNERSHIPS II, INC.

LJMGP, LLC

VINCENT F. MARTIN, JR., INC.

By:	/s/ Kenneth J. Kay

Name:	Kenneth J. Kay
Title:	Senior Executive Vice President

CBRE MELODY OF TEXAS, LP

By: CBRE/LJM Mortgage Company, L.L.C., its general partner

By:	/s/ Kenneth J. Kay
Name:	Kenneth J. Kay
Title:	Senior Executive Vice President

CBREI FUNDING, L.L.C.
CBRE MANAGER, L.L.C.

By: CB Richard Ellis Investors, L.L.C., its sole member

By:	/s/ Kenneth J. Kay
Name:	Kenneth J. Kay
Title:	Senior Executive Vice President

GLOBAL INNOVATION ADVISOR, L.L.C.

By: CB Richard Ellis Investors, L.L.C., its member

By:	/s/ Kenneth J. Kay
Name:	Kenneth J. Kay
Title:	Senior Executive Vice President

HOLDPAR A
HOLDPAR B

By: CB Richard Ellis, Inc., its majority interest holder

By:	/s/ Kenneth J. Kay
Name:	Kenneth J. Kay
Title:	Senior Executive Vice President

I/ESG-OCTANE HOLDINGS, LLC
INSIGNIA ML PROPERTIES, LLC

By: CB Richard Ellis Real Estate Services, LLC, its sole member

By:	/s/ Kenneth J. Kay
Name:	Kenneth J. Kay
Title:	Senior Executive Vice President

IIII-BSI HOLDINGS, LLC
IIII-SSI HOLDINGS, LLC

By: CB Richard Ellis Real Estate Services, LLC, its managing member

By:	/s/ Kenneth J. Kay
Name:	Kenneth J. Kay
Title:	Senior Executive Vice President

INVESTORS 1031, LLC

By: CB Richard Ellis Investors, L.L.C., its Member-Manager

By:	/s/ Kenneth J. Kay
Name:	Kenneth J. Kay
Title:	Senior Executive Vice President

By: CB Richard Ellis Investors, Inc., its member

By:	/s/ Kenneth J. Kay
Name:	Kenneth J. Kay
Title:	Senior Executive Vice President

WESTMARK REAL ESTATE ACQUISITION PARTNERSHIP, L.P.

By: CB Richard Ellis, Inc., its general partner

By:	/s/ Kenneth J. Kay
Name:	Kenneth J. Kay
Title:	Senior Executive Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ P. Oswald

Name:	Paula Oswald
Title:	Vice President